SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 10, 2000
                                                  -------------


                               Dime Bancorp, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                 001-13094                11-3197414
-----------------------------    -------------           -------------------
(State or Other Jurisdiction)    (Commission              (IRS Employer
                                 File Number)            Identification No.)


     589 Fifth Avenue
     New York, New York                                        10017
---------------------------------------------------         ------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code: (212) 326-6170
                                                    --------------


                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------


         On March 10, 2000, Dime Bancorp, Inc. issued the following press release:

                                CONTACT:   Dime Bancorp, Inc., New York

                                           Franklin Wright
                                           212/326-6170

                                           or

                                           Abernathy MacGregor Group, New York
                                           Mike Pascale
                                           212/371-5999


March 10, 2000
00/8

FOR IMMEDIATE RELEASE
---------------------

            DIME SUES NORTH FORK AND FLEETBOSTON ON ANTITRUST GROUNDS

                 SUIT CLAIMS CONSPIRACY TO DIMINISH COMPETITION;
                 -----------------------------------------------
 SEEKS TO STOP FLEETBOSTON/NORTH FORK FROM INTERFERING WITH DIME/HUDSON
 -----------------------------------------------------------------------
                                 UNITED MERGER
                                 -------------
         AND PROHIBIT DIVESTITURE OF FLEETBOSTON BRANCHES TO SOVEREIGN
         -------------------------------------------------------------

NEW YORK - March 10, 2000 - Dime Bancorp, Inc. (NYSE: DME) announced today that it has filed suit in New York State Supreme Court against North Fork Bancorporation, Inc. (NYSE: NFB) and FleetBoston Financial Corporation (NYSE:
FBF), alleging that North Fork and FleetBoston have conspired to interfere with the proposed combination of Dime and Hudson United Bancorp (NYSE: HU) in violation of antitrust laws. Dime says the North Fork and FleetBoston strategy is part of a more general effort to diminish competition in a variety of markets in New York and Connecticut, particularly Suffolk County. That strategy includes Fleet's acquisition of Bank of Boston, and its attempt to sell the branches it is required to divest to Sovereign Bancorp (NASDAQ: SVRN), an institution that is incapable of competing with Fleet.

                                     -more-

The suit asks the Court to halt North Fork and FleetBoston from making any coordinated offer to acquire Dime or otherwise wrongfully interfere with the proposed Dime/Hudson merger and to prohibit the proposed divestiture of FleetBoston branches to Sovereign.

"North Fork's unsolicited and hostile proposal makes no sense strategically and financially and is clearly not in the best interest of Dime shareholders. Moreover, it is disruptive to the communities that we serve," said Lawrence J. Toal, Chairman and Chief Executive Officer of Dime. "Since the North Fork proposal was made public, we have warned Dime shareholders of the numerous serious risks inherent in that proposal. Now it is time for FleetBoston and its shareholders to understand that they are at risk, too. The unlawful agreement made by their management with North Fork exposes FleetBoston to potentially serious antitrust issues with significant consequences. We believe FleetBoston shareholders will rue the day their management entered into that arrangement. We again call upon North Fork to terminate its offer and for FleetBoston to end its conspiracy with North Fork."

Among the points made in the suit filed today are the following:

     "FleetBoston and North Fork entered into an elaborate and convoluted agreement to achieve the twin anticompetitive goals of (a) scuttling the Dime/Hudson merger and (b) acquiring Dime at or below the market price and dividing the spoils. As part of this scheme, Fleet agreed that it would not compete with North Fork in bidding for Dime or the combined Dime/Hudson for two years. Fleet and North Fork hoped not only to derail the formation of a strong new competitor, but also to acquire Dime branches at a price lower than they would have to pay if they competed to purchase these branches."

     "The combination of Fleet, North Fork and Dime will create a dominant bank in at least the New Haven and Suffolk County banking markets. In the Suffolk County market, the new bank will have a market share among commercial banks of 43%, which is over twice the market share of the next ranking bank. Applying the Herfindahl-Hirschman Index ("HHI") of market concentration, the post-merger HHI will be 2402, with an increase of 1018 points. . . In the New Haven market, the three-way combination will have a market share of 35%, compared to the next largest bank with 22%. The post-merger HHI will be 2303 with an increase of 401. . . These market shares, post-merger market concentration levels and concentration increases are all far above the guidelines of the Department of Justice and Federal Reserve - which consider a bank merger to raise significant competitive issues if the post-merger HHI is above 1800 with an increase of more than 200 - and provide prima facia evidence that the transaction will substantially lessen competition."

                                     -more-

The suit also contends that Fleet intentionally sought Sovereign, a weak buyer, for the branches it was required to divest in its acquisition of BankBoston Corporation. The divestiture was required to ensure competition in the merged FleetBoston markets. Sovereign lacks the tangible equity, the market capitalization, the size and the resources to be an effective competitor to FleetBoston. As a consequence, Sovereign has been required to take the unprecedented action of purchasing the branches in three stages.

Moreover, the complaint states, "Sovereign is attempting to undertake an integration of out-of- market divested branches that is unprecedented in relation to its size. Sovereign has no prior experience in integrating an acquisition of this size from a considerable distance and it may still be in the process of completing the integration of other recent large acquisitions. The difficulty of the integration creates a serious risk that Sovereign will be unable to compete effectively."

The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank currently serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage-banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

Investors and security holders are advised to read Dime's proxy statement with respect to the proposed Dime and Hudson merger, and any amendments or supplements thereto when they become available, and any solicitation recommendation statement regarding North Fork's proposal when it becomes available, because each of these documents, filed with the Securities and Exchange Commission, contains, or will contain, important information. Investors and security holders may obtain a free copy of these documents currently available and such others when available and other documents filed by Dime with the SEC at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free from Dime by directing such requests to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone:
(212) 326-6170.

                                      # # #

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           DIME BANCORP, INC.




                                           By: /s/ Anthony Burriesci
                                              ------------------------------
                                               Name: Anthony Burriesci
                                              Title: Chief Financial Officer

Date: March 13, 2000